UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 27, 2026

Starlink AI Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-43274	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

605W W 42nd Street, New York NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 275 0282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value US$0.0001 per share, and one right to receive one-fourth (1/4) of one ordinary share	OTAIU	The New York Stock Exchange
Ordinary shares, par value US$0.0001 per share	OTAI	The New York Stock Exchange
Rights, each entitling the holder to receive one-fourth (1/4) of one ordinary share upon completion of an initial business combination	OTAIR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth below in Item 8.01 of this Current Report on Form 8-K with respect to the sale of additional Private Units (as defined below) is incorporated by reference herein. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Private Units was made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

Item 8.01. Other Events.

As previously reported, on May 11, 2026, Starlink AI Acquisition Corporation (the “Company”) consummated its initial public offering (“IPO”) of 10,000,000 units (the “Units,” each a “Unit”). Each Unit consists of one ordinary share of the Company, par value $0.0001 per share (each an “Ordinary Share”) and one right (each a “Right”), with each Right entitling the holder to receive one-fourth of one Ordinary Share upon the consummation of the Company’s initial business combination. The Units were sold at a price of $10.00 per Unit, generating gross proceeds of $100,000,000 to the Company. Simultaneously with the consummation of the IPO, the Company consummated the private placement of 221,500 Units to the Company’s sponsor, JKapital Ltd. (the “Sponsor”), at a price of $10.00 per Unit, generating gross proceeds of $2,215,000. A total of $100,500,000 out of the aggregate gross proceeds was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

The Company granted the underwriters a 45-day option to purchase up to an additional 1,500,000 Units to cover over-allotments, if any. On May 20, 2026, the underwriters notified the Company of their partial exercise of the over-allotment option to purchase 500,000 Units (the “Option Units”) at a price of $10.00 per Option Unit, generating gross proceeds of $5,000,000. Simultaneously with the consummation of the partial exercise of the over-allotment option, the Company consummated the private placement of 4,750 Units to the Sponsor (the “Private Units,” each a “Private Unit”), at a price of $10.00 per Private Unit, generating gross proceeds of $47,500. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering. The Private Units are identical to the Units sold in the IPO, subject to certain limited exceptions as described in the registration statement on Form S-1 (File No. 333-292878), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on January 22, 2026, as amended (the “Registration Statement”). The Sponsor agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until 30 days following the completion of the Company’s initial business combination. The Sponsor was also granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

An audited balance sheet as of May 11, 2026, reflecting receipt of the proceeds upon consummation of the IPO and the related transactions, was issued by the Company and included as Exhibit 99.1 to a Current Report on Form 8-K filed with the SEC on May 15, 2026.

An unaudited pro forma balance sheet as of May 27, 2026, reflecting the receipt of the proceeds upon the consummation of the partial exercise of the underwriters’ over-allotment option and the related transactions, is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Pro Forma Balance Sheet as of May 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2026

Starlink AI Acquisition Corporation

By:	/s/ Gus Liu
Name:	Gus Liu
Title:	Chairman of Board of Directors and Chief Executive Officer